Exhibit 5.5

1000 Main Street, 36th Floor Houston, Texas 77002 Telephone {713} 226-6000 Telecopier {713} 228-1331 porterhedges.com

December 18, 2014

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special Texas counsel to Mortgage Consultants of America Corporation, a Texas corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by Walter Investment Management Corp., a Maryland corporation (the “Issuer”), and certain subsidiaries of the Issuer listed as co-registrants thereon, including but not limited to the Company, with the Securities and Exchange Commission (the “Commission”) in connection with the issuance and sale in one or more offerings from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), for an aggregate initial offering price not to exceed $1,500,000,000 of certain securities, including, among others, debt securities of the Issuer, in one or more series, which may be senior (the “Senior Debt Securities”), senior subordinated (the “Senior Subordinated Debt Securities”) or subordinated (the “Subordinated Debt Securities”), which may be, as to the Issuer’s obligations thereunder, guaranteed by the Company (the “Guarantees,” and together with the Senior Debt Securities, the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Debt Securities”).

The Debt Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”). The Senior Debt Securities and the Guarantees thereof will be issued in one or more series under a separate base indenture dated as of December 18, 2014, as supplemented or amended from time to time, among the Company, Wilmington Trust, National Association, as trustee, and, if guaranteed, the Company and the other guarantors party thereto (the “Senior Indenture”). The Senior Subordinated Debt Securities, the Subordinated Debt Securities and the Guarantees thereof will be issued in one or more series under a separate base indenture dated as of December 18, 2014, as supplemented or amended from time to time, among the Company, Wilmington Trust, National Association, as trustee, and, if guaranteed, the Company and the other guarantors party thereto (the “Subordinated Indenture”). The Senior Indenture and the Subordinated Indenture (collectively, the “Indentures”) are included as exhibits to the Registration Statement.

Walter Investment Management Corp.

December 18, 2014

In connection with our representation of the Company, and as a basis for the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(i)	the Registration Statement;

(ii)	the Articles of Incorporation of the Company (the “Charter”), certified as of the date hereof by an officer of the Company;

(iii)	the Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

(iv)	Certificate of Fact from the Secretary of State of the State of Texas dated as of December 15, 2014;

(v)	the online Franchise Account Status provided by the Texas Comptroller of Public Accounts with respect to the Company, dated as of December 15, 2014 (3:51:28 pm central time);

(vi)	resolutions adopted by the Board of Directors of the Company relating to, among other matters, the Registration Statement, certified as of the date hereof by an officer of the Company;

(vii)	the Indentures, including the Guarantees; and

(viii)	such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of the Company. With respect to the opinion set forth in paragraph 1 below, we have relied exclusively upon the certificates described in paragraphs (iv) and (v) above.

In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies and (v) each natural person signing any document reviewed by us had the legal capacity to do so. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable, (ii) the Indentures will have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the Indentures have been duly executed and delivered by the parties thereto, and (iv) any definitive purchase, underwriting or similar agreement with respect to any Debt Securities to which the Guarantees relate or with respect to any warrants to purchase any Debt Securities to which the Guarantees relate will have been duly authorized and validly executed and delivered by the Company and the other parties thereto. In

Walter Investment Management Corp.

December 18, 2014

making our examination of executed documents and documents to be executed, we have assumed that the parties thereto (other than the Company) had or will have the corporate, partnership, limited liability company or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by such parties by all requisite corporate, partnership, limited liability company or other action, and the due execution and delivery of such parties, of such documents.

The phrase “known to us” is limited to the actual knowledge of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion or in any other matter by which we have been engaged by the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation that is validly existing under the laws of the State of Texas and has the right to transact business under the laws of the State of Texas.

2. The Company has the corporate power to execute, deliver and perform the Guarantees.

3. With respect to the Guarantees, when (i) the Company has taken all necessary corporate action to approve the specific issuance and terms of the Guarantees, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) any applicable supplemental indenture with respect to the Guarantees has been duly executed and delivered by the parties thereto, and (iv) the Guarantees have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold and upon payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Guarantees, the Guarantees will be duly authorized, executed and delivered by the Company.

The foregoing opinions are limited to the substantive laws of the State of Texas and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Texas, or as to federal or state laws regarding fraudulent transfers.

Simpson Thacher & Bartlett LLP may rely on this opinion as if this opinion were addressed and delivered to it for the purposes of delivering its opinion to you dated the date hereof to be filed as Exhibit 5.1 to the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Walter Investment Management Corp.

December 18, 2014

This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,

/s/ Porter Hedges LLP PORTER HEDGES LLP